Exhibit 99.1

               Contacts:
                        ORGANON                          LIGAND
                          Fran DeSena                    Paul V. Maier
                          Director, Communications       Senior VP and Chief
                          and Media Relations            Financial Officer
                          973-325-5353                   858-550-7573

                    ORGANON, LIGAND TO CO-PROMOTE AVINZA(R),
        FIRST TRUE ONCE-DAILY OPIOID FOR CHRONIC, MODERATE-TO-SEVERE PAIN

 -- Companies Expect to Achieve No. 2 Share of Voice in $2.7 Billion Marketplace
                   With More than 800 Sales Representatives --

     ROSELAND, NJ AND SAN DIEGO, CA; FEBRUARY 24, 2003 - Organon, a business unit of Akzo Nobel (Nasdaq: AKZOY), and Ligand (Nasdaq: LGND) will co-promote Ligand's AVINZA(R) (morphine sulfate extended-release capsules), the first true once-daily opioid for chronic, moderate-to-severe pain, with more than 800 sales representatives in the United States, the companies announced today.

     "Organon is absolutely delighted with this co-promotion agreement with Ligand, and we look forward to working with our new partner on this exciting business opportunity," said Michael Novinski, president of Organon Pharmaceuticals USA Inc. "Based on its true once-daily oral dosing and around-the-clock pain relief, AVINZA can be a best-in-class product in a large and growing market. AVINZA also is a great fit for our product portfolio, and uses the strengths and relationships we have established over the years in primary care, anesthesiology and hospitals. We are truly excited about this unique sales opportunity and look forward to a prosperous and long-term relationship with Ligand."

     "We are very pleased to co-promote AVINZA with our colleagues at Organon," said David E. Robinson, chairman, president and chief executive officer of Ligand. "Through this agreement, we have achieved the three key AVINZA goals we set out to accomplish for our shareholders in the second half of 2002 and early 2003. First, we gained strong partner resource commitments in primary care, hospitals and managed care to maximize AVINZA's potential as our largest near-term commercial opportunity. Second, we structured a risk/return-balanced set of economics that incentivizes our partner to achieve much greater success than Ligand could alone, that provides a positive operational EPS driver to Ligand, and that enables an attractive return on our cumulative investments in AVINZA. Third, we strengthened our capabilities in retail and wholesale distribution, medical marketing and managed care to support AVINZA. We believe this long-term relationship with Organon builds on positive AVINZA prescription trends and represents another giant step forward with roll out of our joint efforts beginning in March and April."

     Organon and Ligand expect AVINZA to achieve the No. 2 share of voice in the sustained-release opioid marketplace with a combined sales force of more than 800 representatives, and appropriately scaled investments in other medical marketing. Ligand will promote AVINZA with its expanding specialty pain sales force of nearly 70 representatives. Organon will promote the product with more than 700 representatives in three sales forces: primary care, hospital (anesthesiology) and specialty (pain centers). In addition, Organon brings critical capabilities with key accounts, managed care and long-term care to accelerate AVINZA's growth. FINANCIAL STRUCTURE AND GOVERNANCE

     Under the companies' agreement, Ligand will record all sales of AVINZA. Ligand will pay Organon a percentage of AVINZA's net sales based on the following schedule:

----------------------------------   ---------------------------------
   ANNUAL NET SALES OF AVINZA           % OF INCREMENTAL NET SALES
                                        PAID TO ORGANON BY LIGAND
----------------------------------   ---------------------------------
    $0-35 million (2003 only)                 0% (2003 only)
----------------------------------   ---------------------------------
         $0-150 million                            30%
----------------------------------   ---------------------------------
        $150-300 million                           40%
----------------------------------   ---------------------------------
        $300-425 million                           50%
----------------------------------   ---------------------------------
         > $425 million                            45%
----------------------------------   ---------------------------------

     Organon and Ligand will share equally all costs for advertising and promotion, medical affairs and clinical trials. Each company is responsible for its own sales force costs and other expenses. Both companies have made significant commitments to conduct a minimum number of sales calls, with AVINZA in primary or secondary position, over the term of the agreement.

     The initial term of the co-promotion agreement, which applies only to the U.S. market, is 10 years. Any time prior to the end of year five, Organon has an option to extend the agreement to 2017, the end of a key AVINZA patent's term, by making a $75 million milestone payment to Ligand.

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

     To provide overall governance of the partnership, Organon and Ligand will establish a steering committee with three senior executives from each company. The chair of the steering committee will alternate between Organon and Ligand on an annual basis. Organon and Ligand also will form a commercial committee to design and coordinate all sales, marketing and distribution activities for AVINZA. The commercial committee will be co-chaired by one Organon and one Ligand employee. The commercial committee will establish a clinical/regulatory subcommittee to design and coordinate all medical, clinical and regulatory activities for AVINZA.

ABOUT AVINZA

     In March 2002, the U.S. Food and Drug Administration granted marketing approval for AVINZA for the once-daily treatment of moderate-to-severe pain in patients who require continuous, around-the-clock opioid therapy for an extended period of time. Ligand launched the product in mid-2002. AVINZA was developed by Elan, which licensed the U.S. and Canadian marketing rights to Ligand in 1998.

     AVINZA competes in the branded sustained-release opioid marketplace, which grew 16% in 2002 to approximately $2.7 billion. Despite this growth, studies indicate that as many as 30-85% of select chronic pain patients still are undertreated.

     Full prescribing information for AVINZA may be obtained in the U.S. from Ligand Professional Services by calling toll free 800-964-5836 or on Ligand's web site at HTTP://WWW.LIGAND.COM.

WEB CAST CONFERENCE CALL

     Ligand will host a live web cast, open to all interested parties, of a conference call during which Ligand and Organon management will discuss this transaction. The web cast will last approximately 30 minutes and be available at WWW.LIGAND.COM (investor relations page) and WWW.STREETEVENTS.COM (password protected) at 8:30 a.m. Eastern Time (5:30 a.m. Pacific Time) Tuesday, February 25.

ABOUT ORGANON

     Organon Pharmaceuticals USA Inc. is part of the Akzo Nobel N.V. business unit Organon, a renowned pharmaceutical company with a strong commitment to human health care. The company develops and produces innovative prescription medicines for gynecology, psychiatry, cardiovascular

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

disease, immunology and anesthesia. Organon products are sold in over 100 countries, more than half of which have an Organon subsidiary. The company currently employs around 13,000 people worldwide. Organon is the human health care business unit of Akzo Nobel. For more information, see www.organonusa.com.

ABOUT LIGAND

     Ligand discovers, develops and markets new drugs that address critical unmet medical needs of patients in the areas of cancer, skin diseases, men's and women's hormone-related diseases, osteoporosis, metabolic disorders, and cardiovascular and inflammatory diseases. Ligand's proprietary drug discovery and development programs are based on its leadership position in gene transcription technology, primarily related to Intracellular Receptors (IRs) and Signal Transducers and Activators of Transcription (STATs). For more information, see www.ligand.com.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

     This news release contains certain forward-looking statements by Ligand and Organon that involve risks and uncertainties and reflect the companies' judgment as of the date of this release. These statements include those related to co-promotion implementation, sales and market growth, product potential and success, EPS, share of voice and number of sales representatives, and the option to extend the agreement. Actual events or results may differ from the companies' expectations. For example, there can be no assurance that co-promotion will be successful or that AVINZA sales will meet expectations. Additional information concerning these and other risk factors affecting Ligand's and Organon's businesses can be found in prior press releases as well as in the companies' public periodic filings with the Securities and Exchange Commission, available via the companies' respective internet sites. Ligand and Organon disclaim any intent or obligation to update these forward-looking statements beyond the date of this release. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

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